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                                                                  EXHIBIT 23.5


     KPMG
     Two Central Park Plaza
     Suite 1501
     Omaha, NE 68102

     233 South 13th Street, Suite 1600
     Lincoln, NE 68508-2041



                             ACCOUNTANTS' CONSENT



The Board of Directors
Consolidated Container Company LLC:

We consent to the use of our report dated February 6, 1998 relating to the consolidated balance sheet of Plastic Containers, Inc. and subsidiaries as of December 31, 1997 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the two-year period ended December 31, 1997 included in the registration statement on Form S-4 and to the reference to our firm under the heading "Experts" in the prospectus contained in the registration statement.



                                       /s/ KPMG LLP
                                       -----------------------
                                       KPMG LLP



KPMG LLP
September 27, 1999